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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              -----------------------------------------------------

                                    FORM 8-K

              -----------------------------------------------------


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



     February 20, 1998                                    0-21537
 -------------------------                     ----------------------------
 Date of Report (Date of                           Commission File Number
 earliest event reported)



                            PACIFIC BIOMETRICS, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                                      93-1211114
---------------------------------        ---------------------------------------
(State or other jurisdiction             (I.R.S. Employer Identification Number)
of incorporation or organization)



                         1370 Reynolds Avenue, Suite 119
                            Irvine, California 92614
           ------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (714) 263-9933
           ------------------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

         On February 20, 1998, Pacific Biometrics, Inc. (the "Company") consummated the sale of 925,000 shares of Series A Convertible Preferred Stock (the "Preferred Stock") with an institutional investor for an aggregate purchase price of $1,850,000. In addition, the Company granted such institutional investor an option (the "Option") to purchase an additional 625,000 shares of Preferred Stock until May 20, 1998 for a purchase price of $1,250,000. The Preferred Stock is convertible into shares of the Company's common stock, $.01 par value per share (the "Common Stock"), on a one-for-one basis, subject to adjustment for stock splits, dividends and the like. The Preferred Stock provides for a cash dividend payable quarterly in arrears at an annual rate of 8%. The Company has the right to force conversion of the Preferred Stock in the event the price per share of the Common Stock is $8.00 or more for twenty consecutive trading days. The Company has undertaken to effect the registration of the Common Stock into which the Preferred Stock is convertible no later than August 18, 1998. The holders of the Preferred Stock, as a class, have the right to designate one director to the Board of Directors of the Company. The holder of the Preferred Stock has designated Terry Giles, a current Board member, as its nominee to the Board. Other than acting in his capacity as legal counsel, Mr. Giles has no affiliation with the current holder of the Preferred Stock. The Company will use the proceeds of the sale of the Preferred Stock and exercise of the Option to ensure timely payment of the Company's obligations under the License Agreement dated December 30, 1997 with Sudormed, Inc., relating to the licensing of the Company's patch technology for all applications other than drugs of abuse, and for general working capital purposes.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


    (a)  not applicable

    (b)  not applicable

    (c)  Exhibit:

         (4.4) Certificate of Designation for Series A Convertible Preferred Stock.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 27, 1998             PACIFIC BIOMETRICS, INC.




                                    By: /s/Paul G. Kanan
                                       --------------------------------
                                    Name:  Paul G. Kanan
                                    Title: President and Chief Executive Officer


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